Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information combines the historical consolidated financial position and results of operations of New York Community Bancorp, Inc. (“NYCB”) and Flagstar Bancorp, Inc. (“Flagstar”) as an acquisition by NYCB of Flagstar. The merger of 615 Corp., a direct, wholly owned subsidiary of NYCB (“Merger Sub”), with and into Flagstar, with Flagstar as the surviving entity (the “merger”), and the merger as soon as reasonably practicable thereafter of Flagstar with and into NYCB, with NYCB as the surviving entity, were announced on April 26, 2021. The Agreement and Plan of Merger, dated as of April 24, 2021, by and among NYCB, Merger Sub and Flagstar, as amended (the “merger agreement”), provides that each share of the common stock of Flagstar, par value $0.01 per share (“Flagstar common stock”), issued and outstanding immediately prior to the effective time of the merger (the “effective time”), except for certain shares owned by NYCB or Flagstar (subject to certain exceptions described in the merger agreement), was converted into the right to receive 4.0151 shares of the common stock of NYCB, par value $0.01 per share (“NYCB common stock”).

The unaudited pro forma condensed combined financial information has been prepared to give effect to the following:

•

the acquisition of Flagstar by NYCB under the provisions of the Financial Accounting Standards Board (FASB) Accounting Standards Codification, ASC 805, “Business Combinations,” where the assets and liabilities of Flagstar will be recorded by NYCB at their respective fair values as of the date the merger was completed;

•	the distribution of shares of NYCB common stock to Flagstar’s shareholders in exchange for shares of Flagstar common stock (based upon a 4.0151 exchange ratio); and

•	transaction costs in connection with the merger.

The following unaudited pro forma condensed combined financial information and related notes are based on and should be read in conjunction with (i) the historical audited consolidated financial statements of NYCB and the related notes included in NYCB’s Annual Report on Form 10-K for the year ended December 31, 2021; (ii) the historical unaudited consolidated financial statements and related notes included in NYCB’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022; (iii) the historical audited consolidated financial statements of Flagstar and the related notes included in Flagstar’s Annual Report on Form 10-K for the year ended December 31, 2021; and (iv) the historical unaudited consolidated financial statements and related notes included in Flagstar’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

The unaudited pro forma condensed combined income statements for the nine months ended September 30, 2022 and for the year ended December 31, 2021 combine the historical consolidated income statements of NYCB and Flagstar, each giving effect to the merger as if it had been completed on January 1, 2022 and January 1, 2021, respectively. The accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2022 combines the historical consolidated balance sheets of NYCB and Flagstar, giving effect to the merger as if it had been completed on September 30, 2022.

The unaudited pro forma condensed combined financial information is provided for illustrative information purposes only. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future. The pro forma financial information has been prepared by NYCB in accordance with Regulation S-X Article 11, Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information also does not consider any potential effects of changes in market conditions on revenues, expense efficiencies, asset dispositions and share repurchases, among other factors. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the final purchase price allocation.

As of the date of this Current Report on Form 8-K/A, a detailed review of Flagstar’s accounting policies is still ongoing. Differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on NYCB’s financial information.

The pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information.

A final determination of the fair value of Flagstar’s assets and liabilities will be based on Flagstar’s actual assets and liabilities as of December 1, 2022, the closing date of the merger. Any changes in the fair values of the net assets or total purchase consideration as compared with the information shown in the unaudited pro forma condensed combined financial information may change the amount of the total purchase consideration allocated to the bargain purchase gain, and may instead include an allocation to goodwill. The final fair value determination may impact NYCB’s statement of income and statement of condition. The final purchase consideration allocation may be materially different than the preliminary purchase consideration allocation presented in the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2022

(in millions, except share data)	Historical NYCB	Historical Flagstar	Transaction Accounting Adjustments	Notes	Proforma Consolidated
Assets
Cash & due from banks	142	313			455
Interest bearing deposits	1,558	105			1,663
Available-for-sale securities	6,689	2,627	(13)	A	9,303
Held-to-maturity securities	—	159			159
Equity investments	14	—			14
Loans held for sale	—	1,830			1,830
Loans with government guarantees	—	1,370	(58)	B	1,312
Loan and leases	48,984	15,793	(421)	B	64,356
Allowance for credit losses	(218)	(126)	(42)	C	(386)

Net loans and leases	48,766	17,037	(521)		65,282
Mortgage servicing rights	—	1,026	(15)	D	1,011
FHLB Stock	630	329			959
Premises and equipment	250	354	8	E	612
Bank owned life insurance	1,200	372			1,572
Goodwill & intangible assets	2,426	140	152	F	2,718
Other assets	1,281	1,151	15	G	2,447

Total assets	62,956	25,443	(374)		88,025

Liabilities
Deposits	41,705	16,591	41	H	58,337
Wholesale borrowings	13,140	4,450	—		17,590
Other debt	658	390	40	I	1,088
Other liabilities	707	1,396	103	J	2,206

Total liabilities	56,210	22,827	184		79,221
Shareholders’ equity
Preferred stock	503	—			503
Common Stock	5	1	1	K	7
Additional paid in capital	6,121	1,361	648	L	8,130
Retained earnings	957	1,503	(1,456)	M	1,004
Treasury stock	(238)				(238)
Accumulated other comprehensive income	(602)	(249)	249	N	(602)

Total stockholders’ equity	6,746	2,616	(558)		8,804

Total liabilities and stockholders’ equity	62,956	25,443	(374)		88,025

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

For the Nine Months Ended September 30, 2022

(in millions, except share data)	Historical NYCB	Historical Flagstar	Transaction Accounting Adjustments	Notes	Pro Forma Consolidated
Interest income
Mortgage & other loans	1,259	587	82	O	1,928
Securities and money market investments	152	53	34	P	239

Total interest income	1,411	640	116		2,167

Interest expense
Deposits	183	24	23	Q	230
Borrowed funds	211	39	2	R	252

Total interest expense	394	63	25		482

Net interest income	1,017	577	91		1,685
Provision for credit losses (benefit)	9	(8)			1

Net interest income after Provision for credit losses	1,008	585	91		1,684

Non-interest income
Mortgage banking income	—	104			104
Fee income	17	102			119
Bank-owned life insurance	24				24
Net (loss) gain on securities	(2)				(2)
Other	10	199			209

Total non-interest income	49	405	—		454

Non-interest expense
Compensation, commissions and benefits	238	425			663
Occupancy and equipment	67	136			203
General and administrative	95	176			271
Merger-related-expenses	15	9			24
Amortization of core deposit intangibles	—	7	40	U	47

Total non-interest expense	415	753	40		1,208

Income before income taxes	642	237	51	V	930
Income tax expense	164	51	14	W	229

Net income	478	186	37		701

Preferred stock dividends	25	—	—		25
Net income available to common shareholders	453	186	37		676
Basic earnings per common share	$0.96	$3.49			$0.99
Diluted earnings per share	$0.96	$3.47			$0.99
Dividends declared per common share	$0.17	$0.18			$0.17
Weighted average common shares:
Basic	465,354,754	53,273,743			680,342,974
Diluted	466,280,938	53,574,690			681,269,158

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

For the Year Ended December 31, 2021

(in millions, except share data)	Historical NYCB	Historical Flagstar	Transaction Accounting Adjustments	Notes	Pro Forma Consolidated
Interest income
Mortgage & other loans	1,525	764	109	O	2,398
Securities and money market investments	164	46	45	P	255

Total interest income	1,689	810	154		2,653

Interest expense
Deposits	114	32	30	Q	176
Borrowed funds	286	31	3	R	320

Total interest expense	400	63	33		496

Net interest income	1,289	747	121		2,157
Provision for credit losses (benefit)	3	(112)	117	S	8

Net interest income after provision for credit losses	1,286	859	4		2,149

Non-interest Income
Mortgage banking income	0	655			655
Fee income	23	176			199
Bank-owned life insurance	29	0			29
Net (loss) gain on securities	0	0			0
Other	9	213			222
Bargain purchase gain	0	0	165	T	165

Total non-interest income	61	1,044	165		1,270

Non-interest expense
Compensation, commissions and benefits	303	728			1,031
Occupancy and equipment	88	188			276
General and administrative	127	267			394
Merger-related-expenses	23	19	105	U	147
Amortization of core deposit intangibles	0	11	53	V	64

Total non-interest expense	541	1,213	158		1,912

Income before income taxes	806	690	11		1,507
Income tax expense	210	157	(42)	W	325

Net income	596	533	53		1,182

Preferred stock dividends	33	0	0		33
Net income available to common shareholders	563	533	53		1,149
Basic earnings per common share	$1.20	$10.10			$1.69
Diluted earnings per share	$1.20	$9.96			$1.69
Dividends declared per common share	$0.68	$0.24			$0.68
Weighted average common shares:
Basic	463,865,661	52,792,931			678,853,881
Diluted	464,632,719	53,519,086			679,620,939

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The accompanying unaudited pro forma condensed combined financial information and related notes were prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined income statement for the nine months ended September 30, 2022 and for the year ended December 31, 2021 combine the historical consolidated income statement of NYCB and Flagstar, each giving effect to the merger as if it had been completed on January 1, 2022 and January 1, 2021, respectively. The accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2022 combines the historical consolidated balance sheets of NYCB and Flagstar, giving effect to the merger as if it had been completed on September 30, 2022.

The unaudited pro forma condensed combined financial information and explanatory notes have been prepared to illustrate the effects of the merger involving NYCB and Flagstar under the acquisition method of accounting with NYCB treated as the acquirer. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined company had the companies actually been combined at the beginning of each period presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of NYCB. Under the acquisition method of accounting, the assets and liabilities of Flagstar, as of the effective time, will be recorded by NYCB at their respective fair values, and the excess of the merger consideration over the fair value of Flagstar’s net assets will be allocated to goodwill.

The merger provides for Flagstar shareholders to receive 4.0151 shares of NYCB common stock for each share of Flagstar common stock they held immediately prior to the merger. Based on the closing trading price of $9.35 for shares of NYCB common stock on November 30, 2022, the value of the merger consideration per share of Flagstar common stock was approximately $37.54.

The pro forma allocation of the purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded after the merger is completed. Adjustments may include, but are not be limited to, changes in (i) Flagstar’s balance sheet through the effective time; (ii) the aggregate value of merger consideration paid if the number of shares of Flagstar common stock outstanding at the time of the merger varies from the number of shares outstanding as of September 30, 2022; (iii) total merger-related expenses if consummation and/or implementation costs vary from currently estimated amounts; and (iv) the underlying values of assets and liabilities if market conditions differ from current assumptions.

The accounting policies of both NYCB and Flagstar are in the process of being reviewed in detail. Upon completion of such review, additional conforming adjustments or financial statement reclassification may be necessary.

Note 2. Preliminary Purchase Price Allocation

The following table summarizes the determination of the purchase price consideration:

(Dollars in millions, except per share data, shares in thousands)	Amount
Flagstar common shares as of 11/30/22	53,347
Flagstar equity award plans as 11/30/22	198

Total shares of Flagstar	53,545
Exchange ratio	4.0151

NYCB shares issued	214,988
Price per share of NYCB common stock	$9.35

Total pro forma purchase price consideration	2,010

Preliminary goodwill/(bargain purchase gain)	(165)

Purchase price consideration
(dollars in millions)
Purchase price consideration	2,010
Fair value of assets acquired:
Cash & due from Banks	313
Interest bearing deposits	105
Available-for-sale securities	2,614
Held-to-maturity securities	159
Loans held for sale	1,830
Loans with government guarantees	1,312
Loan and leases held for investment	15,321
Mortgage servicing rights	1,011
FHLB stock	329
Premises and equipment	362
Bank owned life insurance	372
Intangible assets	292
Other assets	1,166

Total assets acquired	25,186

Fair value of liabilities assumed:
Deposits	16,632
Wholesale Borrowings	4,450
Other Debt	430
Other Liabilities	1,499

Total liabilities assumed	23,011
Fair value of net assets acquired	2,175
Preliminary goodwill/(bargain purchase gain)	(165)

Note 3—Pro Forma Merger Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All taxable adjustments were calculated using a 27% tax rate to arrive at deferred tax asset or liability adjustments. All adjustments are based on current assumptions and valuations, which are subject to change.

Balance Sheet

(Dollars in millions)

A. Adjustments to investment securities to reflect estimated acquired fair value
Estimated fair value of the acquired investment securities classified as available-for-sale	$(13)

B. Adjustments to loans, net of unearned income
Loans with government guarantees:
Estimate of fair value related to current interest rates and liquidity	$(58)

Loans and Leases:
Estimate of fair value related to current interest rates and liquidity	(472)
Gross up of PCD loans for credit mark-See C below for allowance for credit loss	51

$(421)

C. Adjustments to allowance for credit losses
To reflect elimination of Flagstar allowance for credit losses on loans	$126
Establishment of the Allowance for Credit Losses (ACL) for PCD loans estimated lifetime losses	(51)
Establishment of the ACL for non-PCD loans estimated lifetime losses	(117)

(42)

D. Adjustments to mortgage servicing
To reflect fair value of mortgage servicing rights	(15)

E. Adjustments to premises and equipment
To reflect the fair value of acquired premises and equipment	8

F. Adjustments to goodwill and other intangible assets
To reflect elimination of Flagstar’s goodwill and other intangibles	$(140)
To record the estimated fair value of acquired identifiable intangible assets related to Flagstar’s non-time deposits, based on third-party estimates. The acquired core deposit intangible is assumed to be amortized over 10 years using the sum-of-the-years-digits method	292

$152

G. Adjustments to other assets
Total deferred taxes at NYCB’s at assumed rate of 27%	$15

H. Adjustment to deposits
To reflect estimated fair value at merger date based on current market rates for similar products.	$41

I. Adjustment to borrowed funds
To reflect estimated fair value of wholesale borrowings at merger date based on current market rates for similar products.	—
To reflect estimated fair value of subordinated and preferred trust notes at the merger date based on current market rates for similar products.	40

J. Adjustments to other liabilities
Merger related expenses necessary to close the transaction are estimated at $105 million, which includes a $25 million contribution to the Flagstar Foundation	$105
To reflect fair value of other liabilities	(2)

$103

K. Adjustments to common stock
To reflect elimination of Flagstar common stock	$(1)
To reflect issuance of NYCB common stock to in connection with the acquisition	2

$1

L. Adjustments to paid-in capital in excess of par
To reflect elimination of Flagstar’s paid-in capital in excess of par	$(1,361)
To reflect issuance of NYCB common stock in excess of par value	2,009

$648

M. Adjustment to retained earnings
To reflect elimination of Flagstar’s retained earnings	$(1,503)
Adjustment to reflect preliminary estimate of bargain gain from business combination	165
Net impact to retained earnings of Flagstar’s one-time transaction costs, purchase accounting adjustments and the establishment of the allowance for credit losses	(118)

$(1,456)

N. Adjustment to accumulated other comprehensive loss, net of tax
To reflect elimination of Flagstar’s accumulated other comprehensive income	$249

Note 4. Pro Forma Merger Adjustments to the Unaudited Pro Forma Condensed Combined Income Statements

Income Statement

(Dollars in millions)

	Nine Months Ended September 30, 2022	Year Ended December 31, 2021
O. Adjustment to loan interest income
To reflect accretion of loan discount from estimated value adjustments over the estimated remaining terms to maturity of the loans	$82	$109

P. Adjustment to securities interest income
To reflect accretion of investment securities discount from estimated fair value adjustment	$34	$45

Q. Adjustment to deposit interest expense
To reflect amortization of deposit premium resulting from deposit estimated fair value adjustment over the remaining terms to maturity of the deposits	$23	$30

R. Adjustment to borrowed funds interest expense
To reflect amortization of borrowed funds premium resulting from borrowed funds fair value adjustment	$2	$3

S. Adjustment for the provision for credit losses
To reflect the increase in the provision for credit losses for non-PCD loans estimated lifetime losses		$117

T. Bargain Purchase Gain
To reflect the bargain purchase gain which is non-taxable.		$165

U. Merger costs
Merger related expenses necessary to close the transaction are estimated at $105 million, which includes a $25 million contribution to the Flagstar Foundation.		$105

V. Adjustment to amortization of core deposit intangibles
To reflect amortization of acquired identifiable intangible assets based on amortization period of 10 years and using the sum-of-the-years-digits method of amortization	$40	$53

W. Adjustment to income tax expense
To reflect the income tax effect of pro forma adjustments for the periods	$14	$(42)